Exhibit 10.2

EXECUTION COPY

REGISTRATION RIGHTS AGREEMENT

among

THE INVESTORS PARTY HERETO

and

INTERSECTIONS INC.

Dated as of October 31, 2018

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of October 31, 2018 by and among Intersections Inc., a Delaware corporation (the “Company”) and each of the persons listed on the signature pages hereto as an “Investor” (each, an “Investor” and collectively, the “Investors”).

The parties hereto agree as follows:

1.           Certain Definitions.  Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in that certain Note Purchase Agreement dated as of October 31, 2018 by and among the Company and the Investors, as the same may be amended and/or restated from time to time in accordance with the terms thereof (the “Note Purchase Agreement”).  As used in this Agreement, the following terms shall have the following meanings:

(a)          “Common Stock” mean the Company’s common stock, par value $0.01 per share, and any securities into which such shares may hereinafter be reclassified.

(b)          “Effectiveness Period” shall mean the period from the Closing Date until the earlier of (i) the date on which all Registrable Securities covered by a Registration Statement, as amended from time to time, have been sold pursuant to the Registration Statement, and (ii) the date on which all Registrable Securities covered by such Registration Statement may be sold without restriction pursuant to Rule 144.

(c)          “Exchange Act” means the Securities Exchange Act of 1934, as amended, together with all rules and regulations promulgated thereunder.

(d)          “Holders” means the Investors and any Person (i) to whom Registrable Securities are transferred in accordance with Section 11(a) of this Agreement and (ii) who is deemed a Holder pursuant to Section 11(a) of this Agreement.

(e)          “Notes” means the senior secured convertible notes issued to the Investors pursuant to the Note Purchase Agreement.

(f)          “Note Shares” means the shares of Common Stock or Preferred Stock issuable upon the conversion of the Notes and the shares of Common Stock issuable upon the conversion of the Preferred Stock.

(g)          “Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 424(b) promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

(h)          “Registrable Securities” shall mean the Note Shares and any other securities issued or issuable with respect to in exchange for Registrable Securities, but excluding (i) any such securities sold under an effective registration statement or (ii) any such securities sold pursuant to Rule 144 under the Securities Act.

(i)        “Registration Statement” means any registration statement required to be filed under this Agreement, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

(j)           “Rule 144”, “Rule 415” and “Rule 424” mean the rules so designated as promulgated by the SEC under the Securities Act (or any successor rules).

(k)          “SEC” means the U.S. Securities and Exchange Commission.

(l)           “Securities Act” means the Securities Act of 1933, as amended, together with all rules and regulations promulgated thereunder

2.            Registration.

(a)          Demand Registration.  At any time following the termination of the Merger Agreement but prior to the expiration of the Effectiveness Period, if the Company shall be requested (a “Registration Request”) by Holders holding at least a majority of the then outstanding Registrable Securities (the “Requesting Stockholders”) to effect the registration under the Securities Act of all or any part of the Registrable Securities, then the Company shall (i) within five (5) business days of the receipt of such Registration Request, give written notice of such request to all Holders describing the terms of such registration and, in the case of an Underwriting Request under Section 4 of this Agreement, describing the underwriting in which such securities are proposed to be sold and (ii) as soon as practicable (and in the case of an offering to be made on a continuous basis under Rule 415 or any other Registration Request not involving an Underwriting Request, in no event later than forty-five (45) days following the Registration Request) cause to be prepared and filed with the SEC a Registration Statement providing for the resale of all Registrable Securities which Holders request to be registered within fifteen (15) days following the Registration Request.  The Registration Statement shall be on Form S-3 if the Company is then eligible to register for resale the Registrable Securities on such form (a “Short Form Registration”).  If the Company is not then eligible to register for resale the Registrable Securities on Form S-3, such registration shall be on Form S-1 or another appropriate form in accordance herewith (a “Long Form Registration”).  The Company shall cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof (and in the case of an offering to be made on a continuous basis under Rule 415 or any other Registration Request not involving an Underwriting Request, in no event later than either of (A) two hundred seventy (270) calendar days following the date of the Registration Request or (B) five (5) Business Days following notification by the staff of the SEC to the Company that there will be no review of the Registration Statement or, if comments have been given, that the staff will have no further comments with respect thereto).  The Company shall keep the Registration Statement continuously effective under the Securities Act until the date when all Registrable Securities covered by such Registration Statement have been sold.  Reference is made to the Registration Default Payments (as such term is defined in the Notes) set forth in Section 11(d) of the Notes.  The Company shall not be obligated to file and cause to become effective more than three (3) Registration Statements under a Long Form Registration pursuant to this Section 2(a).  If the Requesting Stockholders notify the Company of their election to withdraw a Registration Request prior to such Registration Statement being declared effective by the SEC, the Company shall in turn withdraw such registration and the Company shall not be considered to have effected a registration for purpose of this Agreement.  A Registration Statement shall not be counted for purposes of the foregoing until such time as such Registration Statement has been declared effective by the SEC and all of the Registrable Securities offered pursuant to such Registration Statement are sold thereunder upon the price and terms offered.  There shall be a limit of two (2) on the number of Short Form Registrations in any twelve-month period pursuant to this Section 2(a).  Notwithstanding anything to the contrary contained herein, (x) if the SEC specifically prohibits the Registration Statement from including all Registrable Securities (“SEC Guidance”) (provided that the Company shall advocate with the SEC for the registration of all or the maximum number of the Registrable Securities permitted by SEC Guidance to be included in such Registration Statement, such maximum number, the “Rule 415 Amount”), then the Company will not be in breach of this provision by following such SEC Guidance, and the Company will file such additional Registration Statements at the earliest practicable date on which the Company is permitted by SEC Guidance to file such additional Registration Statements related to the Registrable Securities, each registering the Rule 415 Amount, seriatim, until all of the Registrable Securities have been registered (and no such additional Registration Statements counting toward any limitation on the number of demands hereunder) and such number of Registrable Securities permitted to be included in each such Registration Statement shall be shared pro rata among all of the Participating Stockholders based on the total number of Registrable Securities held by each such Participating Stockholder, and (y) the Company shall not be required to make any demand registration under this Section 2(a) unless the maximum aggregate offering price of the Registrable Securities requested to be so registered is expected to equal or exceed $5 million.

(b)         Each Holder will furnish to the Company in writing the information specified in Item 507 and/or 508 of Regulation S-K, as applicable, of the Securities Act for use in connection with any Registration Statement or prospectus or preliminary prospectus included therein.  Each Holder agrees to promptly furnish additional information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

(c)          The Company shall notify each Holder in writing promptly (and in any event within one business day) after receiving notification from the SEC that a Registration Statement has been declared effective.

3.            Registration Procedures.  In connection with the Company’s registration obligations hereunder, the Company shall take the actions listed below.

(a)          (i) Prepare and file with the SEC such amendments, including post-effective amendments, to the Registration Statement as may be necessary to keep the Registration Statement continuously effective with respect to the Registrable Securities registered thereunder until the earlier of the date when all Registrable Securities covered by such Registration Statement have been sold pursuant to such Registration Statement or the end of the Effectiveness Period; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; and (iii) respond as promptly as reasonably possible to any comments received from the SEC with respect to the Registration Statement or any amendment thereto (and in any event within twenty (20) Business Days following receipt by the Company of such comments) and as promptly as reasonably possible provide each Holder copies of all correspondence from and to the SEC relating to the Registration Statement.

(b)         Notify each Holder as promptly as reasonably possible, and confirm such notice in writing no later than one (1) business day thereafter, of any of the following events:  (i) the SEC notifies the Company whether there will be a “review” of the Registration Statement; (ii) the SEC comments in writing on the Registration Statement (in which case the Company shall deliver to each Holder a copy of such comments and of all written responses thereto); (iii) the SEC or any other Federal or state governmental authority in writing requests any amendment or supplement to the Registration Statement or Prospectus or requests additional information related thereto; (iv) the SEC issues any stop order suspending the effectiveness of the Registration Statement or initiates any Proceeding (as defined in Section 6(c)) for that purpose; (v) the Company receives notice in writing of any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction, or the initiation or threat of any Proceeding for such purpose; or (vi) the financial statements included in the Registration Statement become ineligible for inclusion therein or any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference is untrue in any material respect or any revision to the Registration Statement, Prospectus or other document is required so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c)          Use its commercially reasonable efforts to avoid the issuance of or, if issued, obtain the withdrawal of:  (i) any order suspending the effectiveness of the Registration Statement or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(d)          Promptly deliver to each Holder, without charge, such reasonable number of copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Holder may reasonably request.  The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by the Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

(e)          (ii) In the time and manner required by the Nasdaq Stock Market and any other market on which the Registrable Securities are traded (each, a “Principal Market”), prepare and file with each Principal Market an additional shares listing application covering all of the Registrable Securities and a notification form regarding the change in the number of the Company’s outstanding shares, in each case to the extent required by such market; (ii) take all steps reasonably necessary to cause such Registrable Securities to be approved for listing or quotation on each Principal Market as soon as possible thereafter; (iii) provide to each Holder notice of such listing or quotation; and (iv) maintain the listing or quotation of such Registrable Securities on each Principal Market.

(f)          Prior to any public offering of Registrable Securities, register or qualify or cooperate with the Holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or “blue sky” laws of such jurisdictions within the United States as any Holder requests in writing, to keep each such registration or qualification (or exemption therefrom) effective until the date when all Registrable Securities covered by such Registration Statement have been sold and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that the Company shall not be required for any such purpose to:  (i) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not be otherwise required to qualify but for the requirements of this Section (3)(f), or (ii) subject itself to taxation.

(g)          Upon the occurrence of any event described in Section (3)(b)(vi) above, as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company may suspend sales pursuant to the Registration Statement for a period of up to sixty (60) days (unless the Holders of at least a majority of the Registrable Securities consent in writing to a longer delay of up to an additional thirty (30) days) no more than twice in any twelve-month period if the Company furnishes to the Holders a certificate signed by the Company’s Chief Executive Officer, Chief Financial Officer or Secretary stating that in the good faith judgment of the Company’s Board of Directors:  (i) the offering could reasonably be expected to materially interfere with an acquisition, corporate reorganization or other material transaction then under consideration by the Company or (ii) there is some other material development relating to the operations or condition (financial or other) of the Company that has not been disclosed to the general public and as to which it is in the Company’s best interests not to disclose.

(h)          Comply with all applicable rules and regulations of the SEC and each Principal Market with respect to the Company’s obligations hereunder.

4.            Underwritten Offerings.

(a)         At the request (an “Underwriting Request”) of the Requesting Stockholders, the distribution of the Registrable Securities covered by a Registration Statement filed or to be filed pursuant to Section 2 hereof shall be effected by means of an underwritten offering.

(b)         In the event of an Underwriting Request, the Company, together with all Holders proposing to distribute their securities through such underwritten offering pursuant to the notice and election provisions of Section 2 hereof (the “Participating Stockholders”), shall enter into an underwriting agreement in customary form with the managing underwriter(s) selected for such underwritten offering by the Requesting Stockholders, which underwriter(s) shall be reasonably acceptable to the Company; provided, however, that no Holder shall be required to make any representations or warranties concerning the Company or its business, properties, prospects, financial condition or related matters.  Notwithstanding any other provision of this Section 4, if the managing underwriter(s) advises the Company and the Participating Stockholders in writing that because the number of shares requested by the Participating Stockholders to be included in the registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Requesting Stockholders or that marketing factors require a limitation of the number of shares to be underwritten on behalf of the Participating Stockholders (the “Underwritten Registration Cutback”), and such Underwritten Registration Cutback results in less than all of the Registrable Securities of the Participating Stockholders that are requested to be included in such registration to actually be included in such registration, then the Company will include in such registration, to the extent of the number which the Company is so advised can be sold in (or during the time of) such offering without such interference or effect on the price or sale, such number of Registrable Securities shared pro rata among all of the Participating Stockholders based on the total number of Registrable Securities held by each such Participating Stockholder.  For the avoidance of doubt, the Company shall not sell shares in any underwritten offering in connection with a Registration Statement filed pursuant to Section 2 in the event of an Underwritten Registration Cutback.

(c)          In the event of an Underwriting Request, the Company shall:

(i)          cooperate with the Participating Stockholders, the underwriters participating in the offering and their counsel in any due diligence investigation reasonably requested by the Participating Stockholders or the underwriters in connection therewith, and participate, to the extent reasonably requested by the Participating Stockholders and the underwriter for the offering, in efforts to sell the Registrable Securities under the offering (including, without limitation, participating in “roadshow” meetings with prospective investors) that would be customary for underwritten primary offerings of a comparable amount of equity securities by the Company;

(ii)          cooperate, to the extent reasonably requested, with each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with each Principal Market;

(iii)          afford the Requesting Stockholders with the opportunity to participate in the drafting of the registration statement and the documentation relating thereto;

(iv)          furnish, (A) on the date on which such Registrable Securities are sold to the underwriter, an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (B) on pricing date for the offering and on the date on which such Registrable Securities are sold to the underwriter, a “comfort” letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters; and

(v)          take all other steps reasonably necessary to effect the registration of the Registrable Securities contemplated hereby.

5.           Registration Expenses.  The Company shall pay all fees and expenses incident to the performance of or compliance with this Agreement by the Company, including without limitation:  (a) all registration and filing fees and expenses, including without limitation those related to filings with the SEC, each Principal Market and in connection with applicable state securities or “Blue Sky” laws, (b) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing copies of Prospectuses reasonably requested by a Holder), (c) messenger, telephone and delivery expenses, (d) fees and disbursements of counsel for the Company, and (e) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement.  The Company shall also pay the reasonable fees and expenses of one counsel to the Holders (selected by the Holders of at least a majority of the Registrable Securities to be registered on such applicable Registration Statement).  Each Holder shall pay any and all costs, fees, discounts or commissions attributable to the sale of its respective Registrable Securities.

6.            Indemnification.

(a)         Indemnification by the Company.  In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless each of the Holders, each other Person, if any, who controls or is an affiliate of such Holder within the meaning of the Securities Act, and each of the Holders and the foregoing Persons’ respective officers, directors, members, partners, equity holders, employees, representatives and agents, against any losses, claims, damages or liabilities (collectively, “Losses”), to which such Holder, or such Persons may become subject under the Securities Act or otherwise, insofar as such Losses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement under which such Registrable Securities were registered, any preliminary Prospectus or final Prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Holder, and each such Person for any reasonable legal or other expenses incurred by them in connection with investigating or defending any such Losses; provided, however, that the Company will not be liable in any such case if and to the extent that any such Losses arise out of or are based upon:  (i) an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by or on behalf of such Holder or any such Person in writing specifically for use in any such document and specifically relating to such Holder, (ii) the failure of a Holder to deliver a Prospectus, to the extent that such Holder was required to do so under applicable securities laws, or (iii) in the case of an occurrence of an event of the type specified in Section (3)(b)(iii)-(vi) above, the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 7 below.  The foregoing indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the applicable Holder or other applicable Person, and shall survive the Transfer of securities by a Holder, and regardless of any indemnity agreed to in the underwriting agreement that is less favorable to the Holders.

(b)          Indemnification by Holders.  In the event of a registration of the Registrable Securities under the Securities Act pursuant to this Agreement, each Holder will severally, but not jointly, indemnify and hold harmless the Company, its directors, each of its officers who signs the Registration Statement, and each other Person, if any, who controls the Company within the meaning of the Securities Act, against all Losses to which the Company or such Persons may become subject under the Securities Act or otherwise, insofar as such Losses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact in the Registration Statement under which such Registrable Securities were registered under the Securities Act pursuant to this Agreement, any preliminary Prospectus or final Prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such Person for any reasonable legal or other expenses incurred by them in connection with investigating or defending any such Losses; provided, however, that a Holder will be liable in any such case if and only to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished in writing to the Company by or on behalf of such Holder specifically for use in any such document and specifically relating to such Holder.

(c)         Conduct of Indemnification Proceedings.  If any action, claim, suit, investigation or proceeding (a “Proceeding”) shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof, provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that such failure shall have prejudiced the Indemnifying Party.  An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless:  (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (ii) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party); provided, however, that in the event that the Indemnifying Party shall be required to pay the fees and expenses of separate counsel, the Indemnifying Party shall only be required to pay the fees and expenses of one separate counsel for such Indemnified Party or Parties.  The Indemnifying Party shall not be liable for any settlement of any such Proceeding affected without its written consent, which consent shall not be unreasonably withheld.  No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.  All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten trading days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

(d)          Contribution.  If a claim for indemnification under Section 6(a) or (b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations.  The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or related to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission.  The amount paid or payable by a party as a result of any Losses shall be deemed to include any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 6 was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e)          Notwithstanding the provisions of this Section 6, no Holder shall be required to pay indemnification or to contribute, in the aggregate, any amount in excess of the amount of proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding, net of underwriting discounts and commissions but before expenses, less any amounts paid by such Holder pursuant to Section 6(d) and any amounts paid by such Holder as a result of liabilities incurred under the underwriting agreement or otherwise, if any, related to such sale.

(f)          The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

7.           Dispositions.  Each Holder agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement.  Each Holder further agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(b)(iii)-(vi), such Holder will discontinue disposition of such Registrable Securities under the Registration Statement until such Holder’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement contemplated by Section 3(g), or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement.

8.           Piggyback Registrations.  If at any time during the Effectiveness Period, the Company shall determine to prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to the each Holder written notice of such determination and if, within fifteen (15) days after receipt of such notice, any such Holder shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such Holder requests to be registered.  Notwithstanding the foregoing, if the Company’s proposed registration of equity securities hereunder is, in whole or in part, an underwritten public offering, and the managing underwriter of such proposed registration determines and advises in writing that the inclusion of all Registrable Securities proposed to be included in the underwritten public offering, together with any other issued and outstanding shares of the Company’s common stock proposed to be included therein (such other shares hereinafter collectively referred to as the “Other Shares”), would interfere with the successful marketing of the Company’s securities, then the total number of such securities proposed to be included in such underwritten public offering shall be reduced, (i) first by the shares requested to be included in such registration by the holders of Other Shares, and (ii) second, if necessary, (A) 50% of the securities proposed to be issued by the Company, and (B) 50% of the Registrable Securities proposed to be included in such registration by the Holders, on a pro rata basis, based upon the number of Registrable Securities then held by each such Holder.  The shares of the Company’s common stock that are excluded from the underwritten public offering pursuant to the preceding sentence shall be withheld from the market by the holders thereof for a period, not to exceed 90 days from the closing of such underwritten public offering, that the managing underwriter reasonably determines as necessary in order to effect such underwritten public offering.  Notwithstanding anything to the contrary contained herein, the amount of Registrable Securities required to be included in the initial Registration Statement as described in this Section 8 shall be equal to the lesser of (a) the amount of Registrable Securities that Holders request to have so registered pursuant to this Section 8 and (b) the maximum amount of Registrable Securities which may be included in a Registration Statement without exceeding the Rule 415 Amount.

9.          Reports Under Exchange Act.  With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company shall:

(a)          make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the date hereof and so long as the Company is subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

(b)          file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c)          furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

10.         Mergers.  The Company shall not, directly or indirectly, enter into any merger, consolidation or reorganization in which the Company shall not be the surviving corporation unless the proposed surviving corporation shall, prior to such merger, consolidation or reorganization, agree in writing to assume the obligations of the Company under this Agreement, and for that purpose references hereunder to “Registrable Securities” shall be deemed to be references to the securities which the Holders would be entitled to receive in exchange for Registrable Securities under any such merger, consolidation or reorganization, provided, however, that the provisions of this Agreement shall not apply in the event of any merger, consolidation or reorganization in which the Company is not the surviving corporation if the Holders are entitled to receive in exchange therefor (i) cash or (ii) securities of the acquiring corporation which may be immediately sold to the public pursuant to an effective registration statement under the Securities Act or pursuant to an exemption therefrom which permits sales without limitation as to volume or the manner of sale on an Eligible Market (as defined in the Notes).

11.          Miscellaneous.

(a)          Transfer of Registration Rights.  Any Holder that is a partnership, corporation or limited liability company may transfer or assign its registration rights provided pursuant to this Agreement with respect to any Registrable Securities to any partner, shareholder, member or affiliate of such Holder; provided, however, that (i) such Holder shall give the Company written notice prior to the time of such transfer or assignment stating the name and address of the transferee and identifying the Registrable Securities with respect to which the rights under this Agreement are being transferred and (ii) such transferee or assignee agrees in writing to be bound as a Holder by the provisions of this Agreement, following which any such transferee or assignee shall be deemed a “Holder” pursuant to this Agreement.

(b)          Remedies.  In case any term in this Agreement shall have been breached by a party, the other parties may proceed to protect and enforce their rights either by suit in equity and/or by action at law, including an action or damages as a result of any such breach and/or an action for specific performance of this Agreement.  Each party hereto hereby acknowledges and agrees that the other parties hereto would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached and that remedies at law would not be adequate to compensate such other parties not in default or in breach.  Accordingly, each party agrees that the other parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions of this Agreement in addition to any other remedy to which they may be entitled, at law or in equity.  The parties waive any defense that a remedy at law is adequate and any requirement to post bond or provide similar security in connection with actions instituted for injunctive relief or specific performance of this Agreement.

(c)          Successors and Assigns.  This Agreement shall bind and inure to the benefit of the Company and the Investors and their respective successors and permitted assigns.

(d)          Entire Agreement.  This Agreement, the Notes, the Note Purchase Agreement and the other Transaction Documents contain the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous arrangements and understandings with respect thereto.

(e)          Independent Nature of Holders’ Obligations and Rights.  The obligations of each Holder hereunder are several and not joint with the obligations of any other Holder hereunder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder.  Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement.  Each Holder shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.

(f)          Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given in accordance with the Note Purchase Agreement.

(g)         Amendments, Modifications, Terminations and Waivers.  The terms and provisions of this Agreement may not be modified, amended or terminated, nor any of the provisions hereof be waived, temporarily or permanently, except subject to Section 7.9 of the Note Purchase Agreement and pursuant to a written instrument executed by the Company and the Holders of not less than a majority of the then outstanding Registrable Securities; provided that any modification, amendment, termination or waiver of the provisions of this Agreement that would disproportionately and adversely affect the rights of any Holder or group of Holders as compared to any other Holder or group of Holders shall require the written consent of any such Holder so adversely affected.

(h)          Governing Law; Waiver of Jury Trial.

(i)          All questions concerning the construction, interpretation and validity of this Agreement shall be governed by and construed and enforced in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether in the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.  In furtherance of the foregoing, the internal law of the State of New York will control the interpretation and construction of this Agreement, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily or necessarily apply.

(ii)          THE COMPANY AND EACH INVESTOR HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS.  THE COMPANY AND EACH INVESTOR HERETO EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS.  THE COMPANY AND EACH INVESTOR HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON SUCH PARTY BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SUCH PARTY AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

(iii)          THE COMPANY AND EACH INVESTOR HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.  THE COMPANY AND EACH INVESTOR ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS.  THE COMPANY AND EACH INVESTOR WARRANTS AND REPRESENTS THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

(i)          No Third Party Reliance.  No third party (including, without limitation, any holder of capital stock of the Company) or anyone acting on behalf of any holder thereof other than the Investors shall be a third-party or other beneficiary of this Agreement and no such third party shall have any rights of contribution against the Investors or the Company with respect to this Agreement or any matter subject to or resulting in indemnification under this Agreement or otherwise.

(j)          Severability.  It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought.  Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provision in any jurisdiction.  Notwithstanding the foregoing, if such provision could be more narrowly drawn so as to not be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

(k)          Construction.  The Company and the Investors acknowledge that the Company and its independent counsel and the Investors and their independent counsel have jointly reviewed and drafted this document, and agree that any rule of construction and interpretation to the effect that drafting ambiguities are to be resolved against the drafting party shall not be employed.

(l)          Counterparts; Facsimile and Electronic Signatures.  This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.  Counterpart signatures to this Agreement delivered by facsimile or other electronic transmission shall be acceptable and binding.

(m)          Headings.  The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date and year first set forth above.

INTERSECTIONS INC.

By:	/s/ Ronald L. Barden
Name:	Ronald L. Barden
Title:	CFO

INVESTOR:

WC SACD ONE PARENT, INC.

By:	/s/ Hari Ravichandran
Name:	Hari Ravichandran
Title:	Chief Executive Officer

INVESTOR:

LOEB HOLDING CORPORATION

By:	/s/ Bruce L. Lev
Name:	Bruce L. Lev
Title:	Managing Director

INVESTORS:

By:	/s/ David A. McGough
Name:	David A. McGough